Exhibit 10.4

------------------------------------------------DISCLOSURE AGREEMENT --------------------------------------------

WECOSIGN™
1-877-556-6807

GENERAL TERMS

The undersigned hereby agrees to the following terms and conditions. The below signed (tenants or tenant) to this agreement jointly and severally agree not to attempt to defraud¸ circumvent this process¸ or engage in” theft of services” in conjunction with any owner¸ landlord¸ or corporation in regard to the services provided by WECOSIGN Inc. The applicants agrees to provide honest and truthful background information throughout the process of this application and further certifies that they are the person or persons represented in or on this application. This application if approved is not a loan, extension of credit, or cash advance. WECOSIGN does not make loans, or cash advances. WECOSIGN simply provides a “cosigning service” to the client for a monthly fee. WECOSIGN operates independent of any and all apartment complexes or private rental home units. Should questions arise during this approval or application process, feel free to bring it to our attention. The terms “I” as used in the following paragraphs or statements apply to “we” as in co-applicant, applicants. The term “My” applies ALSO to the term “WE” and “Our” as if the same terminology were used.

THIS IS NOT AN INSURANCE POLICY,
PLEASE READ THE FOLLOWING TERMS AND CONDITIONS

PURPOSE

I understand that WECOSIGN Inc is engaged only in the business of providing GUARANTOR AND OR COSIGNING SERVICES) for tenants that otherwise would be excluded from rental properties due to an inferior credit standing. The applicant understands that this is not an insurance policy to pay my rent due to any interruption of my income. I /we understand that if the monthly rent is not paid by me or my coapplicant or roommate in a timely fashion to the landlord on the date due, I/we will be evicted by the owner / landlord.  If I am evicted for non-payment of rent, WECOSIGN will then be required to pay the unpaid portion of the rent as your cosigner, at which time WECOSIGN will then pursue you through the court system to collect the unpaid portion that was paid on my behalf to the landlord as a result of my original and or for the remaining term of the lease that I signed.

MONTHLY FEES  PAYABLE TO WECOSIGN

If the application is approved, I agree to pay WECOSIGN Inc.  it’s¸ affiliates ¸ successors or assigns a fee of 10% of my monthly rent ; plus Twenty Dollars¸ each and every month commencing on the signature date of my lease¸ and continuing thereafter for a period of 12 months as a monthly service fee for the act of cosigning on (my our) rental lease. This fee is exclusive of my monthly rent, and is paid directly to WECOSIGN Inc.

CANCELLATION PENALTY

I understand that in the event that WECOSIGN Inc agrees to provide¸ and or provides cosigning services and that a landlord agrees to provide a lease to me and these services are cancelled by (me)¸ in less than 15 days¸ I agree to immediately pay a one-time cancellation charge of $350.00 to WECOSIGN Inc. Such fee may be billed to (my/our) credit card on file.

All cancellations must be received in writing within 15 days prior to any cancellation of a proposed lease¸ and notices shall be sent in writing by the applicant (c) To your prospective landlord (d) To WECOSIGN Inc. If said notices are sent timely¸ no cancellation fees shall be due.

I  further certify that (I we) have read, and fully understand  and agree to the WECOSIGN tenant booklet serial number 2536.(available on its web site) entitled ”Tenant Agreement” located at http:/wecosign.com/companyliterature.htm

AGREEMENT TO PROVIDE CREDIT CARD OR CHECKING ACCOUNT
INFORMATION FOR MONTHLY BILLING

I further agree to provide WECOSIGN Inc. a monthly billing instrument in advance¸ such as (my/our) credit card¸ savings account¸ checking account¸ or any financial instrument suitable and capable of an “automatic monthly draft” payable to WECOSIGN Inc that shall WITHSTAND at least the monthly FEES (CALCULATED BY THE 10% PLUS $ 20.00 RULE) that WILL BE automatically charged on the 1st day of each and every month¸ AND PRORATED FOR HALF MONTHS for AND TO the benefit of WECOSIGN Inc. I also agree that WECOSIGN may charge any financial instrument or credit card in its possession for monthly fees due, as a result of a (default in any monthly payment) whether the card is specifically assigned for this purpose or not.

DEFAULT

Should I default in the performance of any of the PAYMENT terms of this agreement or any instrument that I have provided to WECOSIGN  becomes uncollectable SUCH as an N.S.F. item or chargeback after commencement of (my /our) lease¸ WECOSIGN Inc shall have the sole option of declaring this agreement in default and shall be afforded all of the rights and remedies as stated in the tenant agreement located at www.wecosign.com/literature.html. Nothing in this agreement prevents any assignment of this note to third parties for collection in the event of a default.

NOTICE:

IDENTITY THEFT AND PROVIDING A FALSE SOCIAL SECURITY NUMBER¸ ARE CONSIDERED CRIMES AND SHALL BE REPORTED AS SUCH TO THE LOCAL AUTHORITIES. THEFT OF SERVICES¸ FRAUD¸ AND ECONOMIC CRIMES ARE A FELONY IN MOST STATES¸ AND SHALL BE REPORTED BY WECOSIGN Inc WHEN AND AS UN-COVERED TO THE LOCAL AUTHORITIES.  THIS AGREEMENT SETS FORTH THE RULES OF CONDUCT FOR APPLICANTS OF WECOSIGN Inc. AND DOES NOT offer a GUARANTEE¸ OR APPROVAL for ANY PARTICULIAR applicant or tenant.  ALL such guarantees are subject to final approval of the risk manager.

Ihereby agree to the above payment terms and conditions in exchange for accepting WECOSIGN Inc as a cosigner (on our my) lease. This agreement shall automatically incorporate all of the terms and conditions stated in the WECOSIGN tenant agreement (serial number 2536) as if the same were fully set forth herein.I certify that I have read and fully understand these terms

Dated_________________________________Signed_________________________________________

Dated_________________________________Print Name_____________________________________

COPYRIGHT WECOSIGN 2008¸ ALL RIGHTS ARE RESERVED

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